                                                                  EXECUTION COPY


                                                                    EXHIBIT 10.6


                                  FORMATION AGREEMENT

                                         among

                          Rainbow Media Sports Holdings, Inc.

                                          and

                                  FOX SPORTS NET, LLC

                               Dated as of June 22, 1997

                                   TABLE OF CONTENTS

                                                                                   Page
1.      Definitions...................................................................7

2.      Formation....................................................................15
        2.1    Contributions and Partnership Formation...............................15
        2.2    Closing and Method of Payment.........................................16

3.      Representations and Warranties of Rainbow....................................17
               3.1.1  Organization and Standing......................................17
               3.1.2  Authorization and Enforceability...............................18
               3.1.3  Absence of Restrictions........................................19
               3.1.4  Arrangements Concerning Interests
                           Transferred...............................................22
               3.1.5  Ownership and Title............................................23
               3.1.6  Financial Statements...........................................23
               3.1.7  Ownership of and Title to Assets of
                           the Contributed Businesses................................24
               3.1.8  Compliance with Applicable Laws and
                           Material Contracts........................................25
               3.1.9  Taxes and Reports..............................................28
               3.1.10 Benefit Plans..................................................29
               3.1.11 Absence of Insolvency Proceedings..............................31
               3.1.12 [Reserved].....................................................32
               3.1.13 Litigation.....................................................32
               3.1.14 No Material Adverse Change.....................................33
               3.1.15 Purchase for Own Account, Etc..................................33
        3.2    Survival of Representations and Warranties............................34
        3.3    Florida Partnership Matters...........................................35

4.      Representations and Warranties of Fox/Liberty................................35
               4.1.1  Organization and Standing......................................35
               4.1.2  Authorization and Enforceability...............................36
               4.1.3  Absence of Restrictions........................................36
               4.1.4  Arrangements Concerning Assets
                           Transferred...............................................40
               4.1.5  Ownership and Title............................................41
               4.1.6  [Reserved].....................................................42
               4.1.7  Ownership and Title............................................42
               4.1.8  Compliance with Applicable Laws and
                           Material Contracts........................................43
               4.1.9  Taxes and Reports..............................................47
               4.1.10 Benefit Plans..................................................48
               4.1.11 Absence of Insolvency Proceedings..............................51
               4.1.12 [Reserved].....................................................51
               4.1.13 Litigation.....................................................51

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                                      -i-
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                                                                                   Page

               4.1.14 No Material Adverse Change.....................................52
               4.1.15 Purchase for Own Account, Etc..................................52
        4.2    Survival of Representations and Warranties............................53

5.      Agreements of the Parties....................................................54
        5.1  Access to Information...................................................54
        5.2  Conduct of Business Pending the Closing.................................56
        5.3  Other Action............................................................58
        5.4  Advertising Assets Schedules............................................58
        5.5    Fox Sports Net Asset Schedule.........................................59
        5.6    Fox Sports Americas...................................................59
        5.7    HSR Filings...........................................................60
        5.8    Advertising Budget and Business Plan..................................60
        5.9    Allocation Policies and Approved Agreements...........................61

6.      Conditions Precedent; Covenant as to Transaction
        Documents....................................................................61
        6.1  Conditions Precedent To Both Parties'
                 Obligations.........................................................61
        6.2  Obligation to Execute Transaction Documents.............................65
        6.3  Frustration of Closing Conditions.......................................65

7.      Documents to Be Delivered at the Closing.....................................65
        7.1  By Rainbow..............................................................65
               7.1.1  To Fox/Liberty.................................................65
               7.1.2  To the Partnership.............................................66
               7.1.3  To the National Sports Partnership.............................67
               7.1.4  To the National Advertising
                           Partnership...............................................67
        7.2  By Fox/Liberty..........................................................67
               7.2.1  To Rainbow.....................................................67
               7.2.2  To the Partnership.............................................68
               7.2.3  To the National Sports Partnership.............................68
               7.2.4  To the National Advertising
                        Partnership..................................................69

8.      Actions to Be Taken and Agreements to Be Performed
        After the Closing............................................................69
        8.1  Further Documentation...................................................69
        8.2  Actions to Protect the National
                 Sports Service......................................................70
        8.3  Development of New Regional Sports
                 Interests...........................................................70
        8.4  Development of New Regional
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                                      -ii-
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                                                                                   Page
                 Nonsports Interests.
                                                                                     75
        8.5    Network Interests.....................................................77
        8.6    Excepted Transactions.................................................77
        8.7    Unrestricted Regionals, Etc.  ........................................81
        8.8    Employees and Employee Benefits.......................................81
        8.9    "Fox" Branding; Trademarks............................................83
        8.10   Use of Investment Proceeds.  .........................................83
        8.11   Right of First Refusal.  .............................................83

9.      Indemnification..............................................................84

10.  Termination.....................................................................90
        10.1  Termination Rights.  ..................................................90
        10.2  No Liabilities in Event of Termination.  ..............................90

11.     Brokerage....................................................................91

12.     Non-Recourse.................................................................91

13.     Expenses.....................................................................92

14.     Assignment and Binding Effect................................................93

15.     Construction.................................................................93

16.     Notices......................................................................94

17.     Benefit......................................................................96

18.     Press Releases...............................................................96

19.     Headings.....................................................................96

20.     Schedules....................................................................97

21.     Counterparts.................................................................97

22.     Entire Agreement.............................................................97

23.     Confidentiality..............................................................97

Signatures...........................................................................99

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                                     -iii-


                                                                                   Page
Annex A - Partnership Agreement of Regional Programming
                      Partners......................................................A-1

Annex B - Partnership of National
                      Sports Partnership Agreement..................................B-1

Annex C - Form of National Advertising Agreement
                      including National Advertising
                      Partnership Agreement.........................................C-1

Annex D - Form of Trademark/Tradename License
                      Agreement between Fox and the
                      Partnership having attached the Form
                      of Trademark/Tradename Sublicense
                      Agreement between the Partnership and
                      Certain Regionals.............................................D-1

Annex E - Amendments to Existing Partnership
                      Agreements....................................................E-1

Annex F - Form of National Sports Affiliation Agreement.............................F-1

Annex G - Form of Regional Affiliation Agreement....................................G-1

Annex H - Reimbursement and Guarantee Agreement.....................................H-1

Annex I - Form of Advertising Representation
                      Agreement.....................................................I-1

Annex J - Options Reimbursement Agreement...........................................J-1

                              FORMATION AGREEMENT
                              -------------------


  FORMATION AGREEMENT, dated as of June 22, 1997, among Rainbow Media Sports Holdings, Inc., a Delaware corporation ("Rainbow"), and Fox Sports Net, LLC, a Delaware limited liability company ("Fox/Liberty").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the parties hereto wish to organize Regional Programming Partners as a general partnership under the laws of the State of New York (the "Partnership") pursuant to a Partnership Agreement substantially in the form of Annex A hereto.

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 50% general partnership interest in SportsChannel Chicago Associates, a general partnership organized under the laws of the State of New York ("Chicago Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 50% general partnership interest in SportsChannel Bay Area Associates, a general partnership organized under the laws of the State of New York ("Pacific Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the partnership interests in SportsChannel New England Limited Partnership, a limited partnership organized under the laws of the State of Connecticut ("New England Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 66% general partnership interest in SportsChannel Prism Associates, a general partnership organized under the laws of the State of New York ("Prism Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 30% general partnership interest in SportsChannel Florida Associates, a general partnership organized under the laws of the State of New York ("Florida Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the general partnership interests in SportsChannel Ohio Associates, a general partnership organized under the laws of the State of New York ("Ohio Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the partnership interests in SportsChannel Cincinnati Associates, a general partnership organized under the laws of the State of New York ("Cincinnati Partnership").

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the outstanding capital stock of Rainbow Garden Corp., a Delaware corporation ("RGC"), and an 89.4% limited partnership interest in Madison Square Garden, L.P., a limited partnership organized under the laws of the State of Delaware ("MSG"), which interest may be reduced to an 87.1% interest if a previously agreed contribution is made to MSG by another partner.

     WHEREAS, RGC owns a .4% general partnership in MSG.

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the limited liability company interests in Metro Channel LLC, a limited liability company organized under the laws of the State of Delaware ("Metro Channel").

     WHEREAS, the Transferred Entity Interests (hereinafter defined) constitute all of the interests of Rainbow and its Affiliates in the Contributed Businesses as of the Closing Date.

     WHEREAS, at the Closing, Fox/Liberty will contribute or cause to be contributed to the Partnership $850,000,000 (the "Fox/Liberty Partnership Contribution") which represents a valuation of each of the Transferred

Entity Interests (hereinafter defined) as set forth in Schedule 1.1.

     WHEREAS, Rainbow desires to acquire and own a 60% general partnership interest in the Partnership and Fox/Liberty desires to acquire and own a 40% general partnership interest in the Partnership.

     WHEREAS, Rainbow and Fox/Liberty wish to organize National Sports Partners as a general partnership under the laws of the State of New York (the "National Sports Partnership") pursuant to a National Sports Partnership Agreement substantially in the form of Annex B hereto.

     WHEREAS, the National Sports Partnership is being created to develop and operate a back-drop service, whose success and profitability will depend upon stable and extensive distribution through, and sales of advertising in conjunction with, the regional sports programming services owned by the parties.

     WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed (the "Rainbow National Contribution") to the National Sports Partnership (i) all of the limited liability company interests in American Sports Classics LLC, a limited liability company organized under the laws of the State of Delaware ("American Sports LLC"), (ii) a 50% general partnership interest in Prime

SportsChannel Networks Associates, a general partnership organized under the laws of the State of New York ("PSA Partnership"), and (iii) all of the capital stock of SportsChannel Ventures, Inc., a corporation organized under the laws of the State of Delaware ("SportsChannel Ventures"), all in exchange for a 50% general partnership interest in the National Sports Partnership.

     WHEREAS, at the Closing, Fox/Liberty will contribute or cause to be contributed to the National Sports Partnership a 50% general partnership interest in PSA Partnership and the Transferred Assets (as hereinafter defined) and, if and to the extent provided in Section 5.6, all of the partnership interests in Fox Sports Americas -U.S. L.P. (the "Fox/Liberty National Contribution") in exchange for a 50% general partnership interest in the National Sports Partnership.

     WHEREAS, Rainbow and Fox/Liberty desire to organize National Advertising Partners as a general partnership under the laws of the State of New York (the "National Advertising Partnership") pursuant to a National Advertising Partnership Agreement substantially in the form of Annex C hereto.

     WHEREAS, Rainbow will contribute or cause to be contributed to the National Advertising Partnership certain assets of its subsidiary, Rainbow Advertising Sales Corporation ("Rainbow Advertising") and of PSA Partnership, relating to the national advertising of the regional sports programming services in which Rainbow has an ownership interest on the date hereof (other than Unrestricted Regionals as hereinafter defined), which assets will be set forth in Schedule 1.2 hereto as provided in
                                                     ---
Section 5.4 (the "Rainbow Advertising Assets"), all in exchange for a 50% general partnership interest in the National Advertising Partnership.

     WHEREAS, Fox/Liberty will contribute or cause to be contributed to the National Advertising Partnership certain assets of its subsidiaries Liberty/Fox Central Services, LLC and Liberty/Fox Network Programming, LLC and of PSA Partnership relating to the national advertising of the regional sports programming services in which Fox/Liberty have an ownership interest on the date hereof and of Fox Sports Net ("Fox/Liberty Advertising"), which assets will be set forth in Schedule 1.3 hereto as provided in Section 5.4 (the "Fox/Liberty
                      ---
Advertising Assets") all in exchange for a 50% general partnership interest in National Advertising Partnership.

     WHEREAS, the parties hereto desire to enter into certain other agreements and arrangements on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

      1.       Definitions.
               -----------
     "Advertising Accepted Liabilities" shall mean the liabilities expressly
      --------------------------------
noted as such on Schedule 1.1 and Schedule 1.2."
     "Affiliate" shall have the meaning assigned thereto in the Partnership
      ---------
Agreement.

     "Contributed Business" shall mean each of Chicago Partnership, Pacific
      --------------------
Partnership, New England Partnership, Prism Partnership, Florida Partnership, Ohio Partnership, Cincinnati Partnership, MSG, American Sports LLC, SportsChannel Ventures and Metro Channel.

     "Control" shall have the meaning assigned thereto in the Partnership
      -------
Agreement.

     "Covered Region" shall mean each Fox/Liberty Region, each Rainbow Region,
      --------------
each New Development Region as to which Section 8.3 has been fully complied with (whether or not the Option referred to therein has been exercised) and each other Region which after the date hereof is added to Schedule 1.4 with the consent of all of the parties hereto.

     "CSC" shall mean Cablevision Systems Corporation, a Delaware corporation.
      ---

     "Daypart" means the periods 11:01 p.m. to 6:00 a.m., 6:01 a.m. to 4:00
      -------
p.m.; 4:01 p.m. to 8:00 p.m.; and 8:01 p.m. to 11:00 p.m. in each time zone in the continental United States (i.e., excluding Alaska).
                               - -

     "Excluded Liabilities" shall mean all liabilities, actual or contingent, of
      --------------------
PSA Partnership, American Sports LLC, SportsChannel Ventures, Inc., Fox Sports Americas and Fox Sports Net and of Fox/Liberty or any of its Affiliates relating to Fox Sports Net, which relate to the business of each such entity prior to the Closing. Such term shall also mean any liabilities associated with the Rainbow Advertising Assets and the Fox/Liberty Advertising Assets which relate to the conduct of business in the period prior to the Closing other than the Advertising Accepted Liabilities.

     "Fox" and "Fox Inc." means Fox, Inc., a Colorado corporation.
      ---       -------
     "Fox/Liberty Region" shall mean the geographic regions within the United
      ------------------
States that are listed in Schedule 1.5.

     "Fox Sports Net" shall mean the business of Fox/Liberty heretofore
      --------------
conducted under the name "Fox Sports Net" and to be contributed to the National Sports Partnership as part of the Fox/Liberty National Contribution.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States as in effect from time to time and as consistently applied.
     "Governmental Entity" shall mean any federal, state or local governmental
      -------------------
authority, agency, commission, board or court.
     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended.
     "Measurement Period" means the periods January 1 through June 30 and July 1
      ------------------
through December 31 in each calendar year, or portion thereof following the Closing Date.

     "National Advertising Partnership Agreement" shall mean the Agreement of
      ------------------------------------------
General Partnership of the National Advertising Partnership, dated as of the date of the Closing Date, in the form attached as Annex C hereto.

     "National Sports Affiliation Agreements" shall mean the Affiliation
      --------------------------------------
Agreements executed and delivered pursuant to Section 6.1(vii) hereof.

     "National Sports Partnership Agreement" shall mean the Agreement of General
      -------------------------------------
Partnership of the National Sports Partnership, to be dated as of the Closing Date, in the form attached hereto as Annex B.

     "National Sports Service" shall mean a national Pay Television programming
      -----------------------
service whose programming in any Daypart in a Measurement Period exceeds 25% sporting events, shows relating to sporting events and other television programming relating to sports, including, without limitation, sports news and sports interviews; provided that a programming service shall not be deemed to be a National Sports Service if it exceeds the foregoing 25% test solely by virtue of the telecast of up to two (but not more than two) professional sports events per week in a Daypart so long as there is no other sports or sports related programming carried in that Daypart.

     "New Development Regions" shall mean the following DMAs: Minneapolis,
      -----------------------
Minn.; Detroit and Grand Rapids, Michigan; and Green Bay, Appleton and Milwaukee, Wisconsin.

     "Partnership Agreement" shall mean the Agreement of General Partnership of
      ---------------------
Regional Programming Partners, to be dated as of the Closing Date, in the form attached hereto as Annex A.

     "Pay Television" shall mean any method, whether presently existing or
      --------------
hereafter developed, of distribution or dissemination (whether microwave, satellite, over-the-air, fiber-optics or otherwise) of video, audio and/or similar signals other than by means of conventional over-the-air broadcast television, and shall be deemed to include without limitation cable television, any other form of wire delivery, over-the-air pay television, multipoint distribution system television, direct to home satellite television, TVRO, DBS, subscription television, computer distribution (e.g., Internet), pay-per-view television, low power television and closed circuit television, whether positioned on a premium, basic or other basis.

     "Person" shall mean an individual, corporation, limited liability company,
      ------
partnership, trust, unincor  porated association or other entity.
     "Rainbow" shall mean Rainbow Media Sports Holdings, Inc., a Delaware
      -------
corporation.
     "Rainbow Region" shall mean the geographic regions listed on Schedule 1.6
      --------------
hereto.
     "Region" shall mean a Fox/Liberty Region, a New Development Region or a
      ------
Rainbow Region.

     "Regional" shall mean a Pay Television sports programming service featuring
      --------
sporting events and other
sports programming on a local or regional basis in regions in the United States, and in which Fox/Liberty or Rainbow (or their respective Affiliates), or both, has an ownership interest on the date hereof, or acquires an ownership interest after the date hereof in full compliance with Section 8.3 (whether or not the Option referred to therein has been exercised).

     "Regional Affiliation Agreements" shall mean the Affiliation Agreements
      -------------------------------
executed and delivered pursuant to Section 6.1(viii).
     "Restriction Date" of a partnership is the day on which Rainbow or
      ----------------
Fox/Liberty (or their respective Affiliates) ceases to be a partner in that partnership.
     "Transaction Documents" shall mean this Agreement and each other agreement
      ---------------------
and document listed on Schedule 1.7 hereto.

     "Transferred Assets" shall mean all of the assets pertaining to or used in
      ------------------
the business of Fox Sports Net or owned by Fox Sports Net, which assets will include each of the agreements set forth in Schedule 1.8A hereto and all of the assets to be included in Schedule 1.8B as provided in Section 5.5 and, if and to the extent provided in Section 5.6, the assets of Fox Sports Americas.

     "Transferred Entity Interests" shall mean the direct or indirect ownership
      ----------------------------
interests in each of the Contributed Businesses, other than American Sports LLC and SportsChannel Ventures, being transferred to the Partnership by Rainbow hereunder.

     "Unrestricted Date" in respect of any Regional which is an Unrestricted
      -----------------
Regional on the date of this Agreement is the date on which such Regional ceases to be an Unrestricted Regional.

     "Unrestricted Regional" shall mean MSG, Florida Partnership, New England
      ---------------------
Partnership, the Sunshine Network, Fox Sports South and Home Team Sports, in each case, for so long as one or more current partners, stockholders or members (or persons currently holding an option or right to become a partner, stockholder or member) that are not Affiliates of Rainbow or Fox/Liberty remain as partners, stockholders or members (or become a partner, stockholder or member).

     The following terms, which are defined elsewhere in this Agreement, shall have the meanings assigned to such terms in the Sections noted below:

      Term                                       Section
      ----                                       -------
"American Sports LLC"                           Preamble
"Acquiror"                                      8.6
"Basket"                                        9(a)
"Chicago Partnership"                           Preamble

      Term                                       Section
      ----                                       -------
"Cincinnati Partnership"                       Preamble
"Closing"                                      2.2
"Closing Date"                                 2.2
"Code"                                         3.1.10
"Covered Interest"                             8.2
"Current MSG Agreement"                        8.10(c)
"Designee"                                     8.3(e)
"Employing Partnership"                        8.8(a)
"Employment Period"                            8.8(a)
"ERISA"                                        3.1.10
"ERISA Affiliate"                              3.1.10
"Financial Statements"                         3.1.6
"Florida Partnership"                          Preamble
"Fox/Liberty"                                  Preamble
"Fox/Liberty Advertising"                      Preamble
"Fox/Liberty Advertising Assets"               Preamble
"Fox/Liberty Basket"                           9(b)
"Fox/Liberty ERISA Affiliate"                  4.1.10
"Fox/Liberty Indemnified Liability"            9(a)
"Fox/Liberty Interests"                        2.1
"Fox/Liberty Material Contracts"               4.1.8
"Fox/Liberty National Advertising Interest"    2.1
"Fox/Liberty National Contribution"            Preamble
"Fox/Liberty National Sports Interest"         2.1
"Fox/Liberty Partnership Contribution"         Preamble
"Fox/Liberty Partnership Interest"             2.1
"Fox/Liberty Pension Plan"                     4.1.10
"Fox/Liberty Plans"                            4.1.10
"Fox Sports Americas"                          5.6
"Fox Sports Net ERISA Affiliate"               4.1.10
"Indemnified Liability"                        9(a)
"Indemnified Parties"                          9(a)/9(b)
"Indemnifying Party"                           9(c)
"Interests"                                    2.1
"Liability Limit"                              9(a)
"Material Contract"                            3.1.8
"Metro Channel"                                Preamble
"MSG"                                          Preamble
"National Advertising Partnership"             Preamble
"National Sports Partnership"                  Preamble
"New Development Entity"                       8.3(b)
"New Development Interest"                     8.3(a)
"New Development Party"                        8.3(a)
"New England Partnership"                      Preamble
"Offeree"                                      8.3(a)
"Ohio Partnership"                             Preamble
"Option"                                       8.3(b)

      Term                                       Section
      ----                                       -------
"Option Closing"                               8.3(c)
"Option Exercise Notice"                       8.3(b)
"Option Period"                                8.3(b)
"Pacific Partnership"                          Preamble
"Partnership"                                  Preamble
"Pension Plan"                                 3.1.10
"Plans"                                        3.1.10
"Prism Partnership"                            Preamble
"Programming Rights"                           8.2
"Prohibitory Action"                           8.3(c)
"PSA Partnership"                              Preamble
"Rainbow"                                      Preamble
"Rainbow Advertising"                          Preamble
"Rainbow Advertising Assets"                   Preamble
"Rainbow Indemnified Liability"                9(b)
"Rainbow Interests"                            2.1
"Rainbow National Advertising Interest"        2.1
"Rainbow National Contribution"                Preamble
"Rainbow National Sports Interest"             2.1
"Rainbow Partnership Interest"                 2.1
"Regional Nonsports Interest"                  8.4
"Regional Nonsports Programming"               8.4
"RGC"                                          Preamble
"SCNY"                                         8.10(d)
"Securities Act"                               3.1.15
"Seller"                                       8.13
"SportsChannel Ventures"                       Preamble
"Third Party"                                  8.3(b)
"Transferred Employees"                        8.8(a)
"Transferring Party"                           14

          2. Formation.
             ---------
          2.1 Contributions and Partnership Formation. On the terms and subject
              ---------------------------------------
to the conditions hereinafter set forth, at the Closing, (a) in exchange for the contribution of the Transferred Entity Interests, Rainbow shall receive a 60% general partnership interest in the Partnership (the "Rainbow Partnership Interest"); (b) in exchange for the Rainbow National Contribution, Rainbow shall receive a 50% general partnership interest in the National Sports Partnership (the "Rainbow National Sports Interest"), (c) in exchange for the Rainbow Advertising Assets, Rainbow shall receive a 50% general partnership interest in the National Advertising Partnership (the "Rainbow National Advertising Interest" and, together with the Rainbow Partnership Interest and the Rainbow National Sports Interest, the "Rainbow Interests") (d) in exchange for the Fox/Liberty Partnership Contribution, Fox/Liberty shall receive a 40% general partnership interest in the Partnership (the "Fox/Liberty Partnership Interest"), (e) in exchange for the Fox/Liberty National Contribution, Fox/Liberty shall receive a 50% general partnership interest in the National Sports Partnership (the "Fox/Liberty National Sports Interest") and (f) in exchange for the Fox/Liberty Advertising Assets, Fox/Liberty shall receive a 50% general partnership interest in the National Advertising Partnership (the "Fox/Liberty National Advertising Interest" and, together with the Fox/Liberty Partnership Interest and the Fox/Liberty National Sports Interest, the "Fox/Liberty Interests").

          2.2  Closing and Method of Payment. The closing ("Closing") of the
               -----------------------------
formation of the Partnership, the National Sports Partnership and the National Advertising Partnership, the issuance of the Interests, and the execution and delivery of the Transaction Documents (other than this Agreement) shall take place on the later of (a) the fifth business day following the satisfaction of the conditions in Sections 6 and 7 (other than those which can only be satisfied at the Closing) or (b) the 60th day after the date of this Agreement (the "Closing Date"), at the offices of Sullivan & Cromwell at 125 Broad Street, New York, New York. At the Closing, Rainbow shall deliver or cause to be delivered the documents provided in Section 7.1 hereof, and Fox/Liberty shall deliver or cause to be delivered the documents and the payment provided in
Section 7.2 hereof.

      3. Representations and Warranties of Rainbow.
         -----------------------------------------
     Rainbow represents and warrants to Fox/Liberty as follows:

           3.1.1  Organization and Standing.  Each of Rainbow, SportsChannel
                  -------------------------
    Ventures and RGC is each a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, and each has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets and properties and, in the case of Rainbow, to execute, deliver and perform its obligations under this Agreement and the other

    Transaction Documents to which it is a party. Each Contributed Business that is a general or limited partnership is a partnership duly organized and existing under the laws of the state under which it is organized and has full partnership power and authority to carry on its business as it is now being conducted and to own and operate its assets and properties. Each Contributed Business that is a limited liability company is a limited liability company duly organized and validly existing as a limited liability company under the laws of the state of its organization and has full limited liability company power and authority to carry on its business as it is now being conducted and to maintain and operate assets and properties.

           3.1.2  Authorization and Enforceability.  The execution, delivery and
                  --------------------------------
    performance by Rainbow of this Agreement and the execution, delivery and performance by Rainbow and each of its Affiliates of the Transaction Documents to which each of them is a party, the sale, conveyance, transfer and contribution by Rainbow to the Partnership of the Transferred Entity Interests, the sale, conveyance, transfer and contribution by Rainbow to the National Sports Partnership of the Rainbow National Contribution and the sale, conveyance, transfer and contribution by Rainbow to the National Advertising Partnership of the Rainbow Advertising Assets, have been duly authorized and approved by all necessary action as required by applicable law and its Certificate of Incorporation and By-Laws. This Agreement constitutes, and when executed and delivered, the Transaction Documents will constitute, valid and binding agreements of Rainbow and each of its Affiliates that is a party thereto, enforceable against it in accordance with its terms.

           3.1.3  Absence of Restrictions.  As of the Closing, the execution and
                  -----------------------
    delivery by Rainbow of this Agreement and the execution, delivery and performance by Rainbow and each of its Affiliates of the other Transaction Documents to which it or any such Affiliate is a party do not, and the consummation by it or any such Affiliate of the transactions contemplated hereby and thereby and the performance by it or any such Affiliate of its or such Affiliate's obligations hereunder and thereunder will not, violate any provision of its or such Affiliate's certificate of incorporation and by-laws, or comparable instruments in the case of noncorporate entities, or, except as set forth in Schedule 3.1.3, conflict with or result in a violation of or default (with or without notice or lapse of time or both) under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or any instrument, permit, concession, franchise or license to which it or any of its Affiliates is a party or otherwise bound, or any judg ment, order or decree binding upon it or any such Affiliate, other than any such conflicts, violations or defaults which individually or in the aggregate will not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or on the ability of Rainbow and its Affiliates to perform their respective obligations hereunder or thereunder or that have been waived; will not result (upon notice, with the lapse of time or otherwise) in the creation, imposition or right to exercise or foreclosure of a lien, charge, security interest, option, equity, claim or other encumbrance of any nature whatsoever upon the assets of the Partnership or any Contributed Businesses, of the National Sports Partnership or of the National Advertising Partnership, which will have a material adverse effect upon the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, and will not conflict with, or result in any material violation of, any ordinance, statute, law, rule or regulation applicable to any of Rainbow or any of its Affiliates, any of the Contributed Businesses, the National Sports Partnership or the National Advertising Partnership, or by which any of them or their respective properties, assets or business may be bound or affected, which violation will have a material adverse effect upon the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of National Sports Partnership or of the National Advertising Partnership. Except as provided in Schedule 3.1.3 no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is necessary for the execution, delivery and performance by Rainbow of this Agreement or by Rainbow or any of its Affiliates of the Transaction Documents to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby. Rainbow, its Affiliates and the Contributed

    Businesses are each in compliance with all applicable laws, regulations, rules and orders of Governmental Entities, non-compliance with which would have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or on the ability of each of Rainbow and its Affiliates to perform its obligations hereunder or under the Transaction Documents to which it is a party.

           3.1.4  Arrangements Concerning Interests Transferred.  Except as
                  ---------------------------------------------
    expressly provided herein, in Schedule 3.1.4 and in the partnership agreement or limited liability company agreement of any Contributed Business, there are no outstanding or authorized options, warrants, calls, subscriptions, or other rights, commitments, contracts, arrangements, or understandings (whether oral or written) to grant, sell, issue or deliver any interest of Rainbow's or its Affiliates' in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership or the National Advertising Partnership or any portion thereof, nor are there voting trusts or other written arrangements, agreements or understandings with respect to the ownership, transfer or voting of the interests in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership or the National Advertising Partnership, or any portion thereof.

           3.1.5  Ownership and Title.  Except as provided in Schedule 3.1.5, as
                  -------------------
    of the Closing (i) the Partnership will own the Transferred Entity Interests, (ii) the National Sports Partnership will own the Rainbow National Contribution, and (iii) the National Advertising Partnership will own the Rainbow Advertising Assets in each case subject to no lien, charge, pledge or other encumbrance whatsoever other than any created by Fox/Liberty or its Affiliates. Schedule 1.2, when delivered pursuant to Section 5.4, shall set forth a list of all of the material assets of Rainbow Advertising relating exclusively to the national advertising of the regional sports programming services in which Rainbow has an interest on the date hereof.
    Schedule 1.2B sets forth a list of all of the material assets of American Sports LLC as of the date hereof.

           3.1.6  Financial Statements.  Except as otherwise may be disclosed in
                  --------------------
    the notes thereto, the
    financial statements of the Contributed Businesses (other than MSG and Florida Partnership) included in Schedule 3.1.6 (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis for the periods presented therein, and fairly present in all material respects the financial position, results of operations, cash flows and changes in partners' capital or members' equity of the Contributed Businesses as of the dates and for the periods presented therein (subject, in the case of interim financial statements, to normal year-end adjustments). The Contributed Businesses do not have any off balance sheet financing.

           3.1.7  Ownership of and Title to Assets of the Contributed
                  ---------------------------------------------------
    Businesses.  Except as set forth in Schedule 3.1.7 hereto and excluding any
    ----------
    contract granting a counterparty a security interest in any license agreement or physical materials that are the subject of such contract, the assets of the Contributed Businesses, the Rainbow National Contribution and the Rainbow Advertising Assets are not subject to any lien, charge, pledge or other encumbrance, except liens, charges, pledges or other encumbrances which do not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership and of the National Advertising Partnership.

           3.1.8  Compliance with Applicable Laws and Material Contracts.  Each
                  ------------------------------------------------------
    of Rainbow, its Affiliates and each Contributed Business is in conformity with all applicable governmental or judicial laws, ordinances, regulations, rules and orders except where the failure to be in such conformity would not have a material adverse effect upon the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or upon the assets, liabilities or businesses of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership. Each of Rainbow, its Affiliates and Contributed Business has all requisite authority and other power and all governmental or judicial permits, certificates, licenses, approvals and other authorizations required to carry on and conduct its businesses and to own, lease, use and operate its properties at the places and in the manner in which its businesses are now conducted except where the failure to have such authority, power, licenses, approvals and authorizations does not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership and of the National Advertising Partnership. Except as set forth in Schedule 3.1.8 hereto, none of Rainbow, its Affiliates or the Contributed Businesses is bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality which would prevent any of the Contributed Businesses or Rainbow Advertising from conducting its business in substantially the same manner as such business has heretofore been conducted, or from operating and leasing its assets, properties, structures and facilities and/or its buildings and improvements substantially as heretofore operated and leased, except for such orders, injunctions or decrees which do not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership. Any and all reports and forms required to be filed with any Governmental Entity by Rainbow, its Affiliates or any Contributed Business have been duly filed, except for such reports and forms, the failure of which to be filed will not have a material adverse effect on the Partnership and the Contributed Businesses, taken as a whole, on the National Sports Partnership or on the National Advertising Partnership.

          Schedule 3.1.8 lists each contract to which any of Rainbow, its Affiliates, Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) or any Contributed Business is a party and which (a) currently obligates any Contributed Business or Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) to pay an amount in excess of $1 million in the aggregate over a 12 month period; or (b) limits or restricts the right of any Contributed Business or Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) to compete in any geographical area in any material manner (each of which shall be deemed to be a "Material Contract"). Each Material Contract is a valid and binding agreement; the relevant Contributed Business or Rainbow Advertising has duly performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued; and except as set forth on Schedule 3.1.8 no material breach or default or event that would (with the passage of time, notice or both) constitute a material breach or default thereunder by the relevant Contributed Business or Rainbow Advertising or, to the best knowledge of Rainbow, any other party or obligor with respect thereto, has occurred or as a result of the execution of this Agreement or consummation of the transactions contemplated hereby will occur. The transactions contemplated by this Agreement and the Transaction Documents will not terminate or give any Person the right to terminate any of the Material Contracts.

           3.1.9  Taxes and Reports.  Each Contributed Business and Rainbow
                  -----------------
    Advertising has filed in a proper and timely (including permitted extensions) manner all Federal tax returns and all state and local tax returns which are required to be filed by it or on its behalf and has paid all taxes, interest, penalties, assess ments and deficiencies attributable to it which have become due. Except as provided for in the Financial Statements or as otherwise disclosed in Schedule 3.1.9 hereto, there are no pending, or to the best knowledge of Rainbow, threatened, investigations, audits, deficiencies or assessments attributable to or relating to the assessment or collection of taxes of a Contributed Business or Rainbow Advertising. To the best knowledge of Rainbow, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal, state or local tax return of any Contributed Business or Rainbow Advertising for any period. Except as set forth on Schedule 3.1.9, no Contributed Business or Rainbow Advertising is a party to any action or proceeding by any Governmental Entity for the assessment or collection of taxes which have been asserted against it. Each Contributed Business and Rainbow Advertising has properly and timely (including permitted extensions) filed all other reports and returns required by any Governmental Entity where the failure to have filed any such report or return could adversely affect the ability of the Partnership, any Contributed Businesses, the National Sports Partnership or the National Advertising Partnership to conduct its business in the usual and ordinary course.

           3.1.10  Benefit Plans.  All "employee benefit plans", within the
                   -------------
    meaning of Section 3(3) of the

    Employment Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees or former employees of any Contributed Business or Rainbow Advertising (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service.

          No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Contributed Business or Rainbow Advertising with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or the single-employer plan of any entity which is considered one employer with such Contributed Entity or Rainbow Advertising under Section 4001 of ERISA (an "ERISA Affiliate"). No Contributed Business or Rainbow Advertising has incurred and none expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan.

          No Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

          Under each Pension Plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Sec tion 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material adverse change in the financial condition of such Plan since the last day of the most recent year.

           3.1.11  Absence of Insolvency Proceedings. As of the date hereof
                   ---------------------------------
    there is no bankruptcy, reorganization or insolvency proceeding of any character, voluntary or involuntary, relating to Rainbow, any of its Affiliates, any Contributed

    Business or Rainbow Advertising or, to the best knowledge of Rainbow, affecting any partner in a Contributed Business which is pending or, to the best knowledge of Rainbow, threatened. None of Rainbow, any of its Affiliates, any Contributed Business or Rainbow Advertising has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of a bankruptcy, reorganization or insolvency proceeding.

           3.1.12 [Reserved]

           3.1.13  Litigation.  Except as set forth in Schedule 3.1.13, there is
                   ----------
    no action, suit, litigation, proceeding or investigation by or before any Govern mental Entity pending or, to the best knowledge of Rainbow, threatened, against or relating to Rainbow, any of its Affiliates or any Contributed Business which, in each case, is reasonably likely to have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or which in any manner challenges or seeks injunctive or other non-monetary relief or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby or by any of the Transaction Documents.

           3.1.14  No Material Adverse Change.  Except as provided in Schedule
                   --------------------------
    3.1.14, there has been no material adverse change in the business or financial condition of any of the Contributed Businesses or Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) since the latest dates for which information is set forth in Financial Statements and on or prior to the date of this Agreement.

           3.1.15  Purchase for Own Account, Etc. Rainbow acknowledges that the
                   ------------------------------
    Rainbow Interests acquired pursuant to this Agreement are being acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), or under similar provisions of state law and represents and warrants to Fox/Liberty, the Partnership, the National Sports Partnership and the National Advertising Partnership that it is acquiring the Rainbow Interests for its own account, for investment and with no view to the distribution thereof, and agrees not to transfer or attempt to transfer any of the Rainbow Interests in the absence of registration under the Securities Act and any applicable state securities laws or an available exemption from such registration.

      3.2       Survival of Representations and Warranties. The representations
                ------------------------------------------
of Rainbow set forth in this Agreement shall survive the Closing for a period of six months, except that the representations and warranties in the first sentence of Section 3.1.5 shall survive indefinitely; the representations and warranties in Section 3.1.9 shall survive until the expiration of the relevant statute of limitations; and the representations and warranties in Section 3.1.6 shall survive until one year after the date of this Agreement. The certifications required by Section 7.1.1 shall not survive the Closing except to the extent such certifications relate to representations and warranties that expressly survive the Closing pursuant to the first sentence of this Section 3.2 and as to such certifications, the same shall survive the Closing for so long as the related representation and warranty survives the Closing. Each representation and warranty of Rainbow in this Article 3 is made on the assumption that there are no facts or circumstances particularly applicable to Fox/Liberty or any of its Affiliates that is not an Affiliate of Rainbow and that no action (other than actions contemplated by the Agreement) has been taken by Fox/Liberty or any of its Affiliates that is not an Affiliate of Rainbow that would make such representation or warranty untrue.

      3.3  Florida Partnership Matters.  The parties recognize and acknowledge
           ---------------------------
that neither Rainbow nor any of its Affiliates is the managing partner of Florida Partnership and to the extent that any of the representations or warranties in Section 3.1 related to Florida Partnership Rainbow is making such representation and warranty solely on the basis of its knowledge without investigation or inquiry.

      4. Representations and Warranties of Fox/Liberty.
         ---------------------------------------------
     Fox/Liberty represents and warrants to Rainbow as follows:

           4.1.1  Organization and Standing.  Each of Fox/Liberty and Fox Sports
                  -------------------------
    Americas is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has full limited liability company or limited partnership power and authority to carry on its business as it is now being conducted and to own and operate its assets and properties and, in the case of Fox/Liberty to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

           4.1.2  Authorization and Enforceability.  The execution, delivery and
                  --------------------------------
    performance of this Agreement and the Transaction Documents to which it is a party by Fox/Liberty and each of its Affiliates, the sale, conveyance, transfer and contribution to the Partnership of the Fox/Liberty Partnership Contribution, the sale, conveyance and transfer by Fox/Liberty to the National Sports Partnership of the Fox/Liberty National Contribution and the sale, conveyance, transfer and contribution by Fox/Liberty to National Advertising Partnership of the Fox/Liberty Advertising Assets, have been duly authorized and approved by all necessary action as required by applicable law and the respective certificates of incorporation and by-laws (or comparable organization documents of noncorporate entities) of Fox/Liberty and such Affiliates. This Agreement constitutes, and when executed and delivered the Transaction Documents will constitute valid and binding agreements of Fox/Liberty and each of its Affiliates that is a party thereto, enforceable against it, in accordance with its terms.

           4.1.3  Absence of Restrictions.  As of the Closing, the execution and
                  -----------------------
    delivery by Fox/Liberty of this Agreement and the execution, delivery and performance by Fox/Liberty and each of its Affiliates of the other Transaction Documents to which it is a party do not, and the consummation by it or any such Affiliate of the transactions contemplated hereby and thereby and the performance by it or any such Affiliate of its or such Affiliates' obligations hereunder and thereunder will not, violate any provision of its certificate of incorporation or by-laws (or comparable instruments in the case of noncorporate entities), or conflict with or result in a violation of or default (with or without notice or lapse of time or both) under any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or any instrument, permit, concession, franchise or license to which it or any of such Affiliates is a party or otherwise bound, or any judgment, order or decree binding upon it or any such Affiliate, other than any such conflicts, violations or defaults which individually or in the aggregate will not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution, or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the

    National Advertising Partnership or on the ability of Fox/Liberty and its Affiliates to perform their respective obligations hereunder or thereunder or that have been waived; will not result (upon notice, with the lapse of time or otherwise) in the creation, imposition or right to exercise or foreclosure of a lien, charge, security interest, option, equity, claim or other encumbrance of any nature whatsoever upon the assets included in the Fox/Liberty National Contribution, or the assets of the Partnership or any Contributed Businesses, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership, which will have a material adverse effect upon the assets or businesses included in the Fox/Liberty National Contribution or the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership and will not conflict with, or result in any material violation of, any ordinance, statute, law, rule or regulation applicable to Fox/Liberty, or any of its Affiliates, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership or by which any of them or their respective properties, assets or businesses may be bound or affected, which violation will have a material adverse effect upon the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary for the execution, delivery and performance by Fox/Liberty or any of its Affiliates of this Agreement or the Transaction Documents to which any of them is a party or the consummation by any of them of the transactions contemplated hereby and thereby. Each of Fox/Liberty, its Affiliates and Fox Sports Net are in compliance with all applicable laws, regulations, rules and orders of Governmental Entities, non-compliance with which would have a material adverse effect on the Fox/Liberty National Contribution or the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership, or of the National Advertising Partnership or on the ability of each of Fox/Liberty and each of its Affiliates to perform its obligations hereunder or under the Transaction Documents to which it is a party.

           4.1.4  Arrangements Concerning Assets Transferred.  Except as
                  ------------------------------------------
    expressly provided herein or in Schedule 4.1.4, there are no outstanding or authorized options, warrants, calls, subscriptions, or other rights, commitments, contracts, arrangements, or understandings (whether oral or written) to grant, sell, issue or deliver any interest of Fox/Liberty's or its Affiliates' in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership, the National Advertising Partnership, Fox Sports Net or the Fox/Liberty National Contribution or any portion thereof, nor are there voting trusts or other written arrangements, agreements or understandings with respect to Fox/Liberty's or its Affiliates' ownership, transfer or voting of the interests in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership, the National Advertising Partnership, the Fox/Liberty National Contribution or Fox Sports Net or any portion thereof.

           4.1.5  Ownership and Title.  Except as provided in Schedule 4.1.5, as
                  -------------------
    of the Closing (i) the National Sports Partnership will own the Fox/Liberty National Contribution and (ii) the National Advertising Partnership will own the Fox/Liberty Advertising Assets, in each case subject to no lien, charge, pledge, or other encumbrance whatsoever other than any created by Rainbow or any of its Affiliates. Schedule 1.3, when delivered pursuant to Section 5.4, shall set forth a list of all of the material assets of Fox/Liberty Advertising relating to the national advertising of each of the regional sports programming services in which any of Fox/Liberty and its Affiliates has an ownership interest on the date hereof and of Fox Sports Net.
    Schedule 1.8A sets forth a list of all of the programming contracts and all material nonprogramming contracts pertaining to or used in the business of Fox Sports Net or owned by Fox Sports Net on the date hereof included in the Transferred Assets and each of which is included in the Transferred Assets. The maximum annual rights fees payable under each of the programming contracts listed on Schedule 1.8A do not exceed the amounts specified in
    Schedule 1.8A.  Schedule 1.8B, when delivered as provided in

    Section 5.5 will include all of the other assets used in the business of Fox Sports Net. The assets listed on Schedule 1.8A and Schedule 1.8B are sufficient to run the business of Fox Sports Net as it has been operated in the past and as it is now being operated and the Business Plan attached as Annex B to the National Sports Partnership Agreement reflects such assets.
    Schedule 1.8B will not include any assets not heretofore used in the business of Fox Sports Net.

           4.1.6 [Reserved]

           4.1.7  Ownership and Title.  Except as set forth in Schedule 4.1.7
                  -------------------
    hereto and excluding any contract granting a counterparty a security interest in any license agreement or physical materials that are the subject of such contract, the assets included in the Fox/Liberty National Contribution and the Fox/Liberty Advertising Assets are not subject to any lien, charge, pledge or other encumbrance, except liens, charges, pledges or other encumbrances which do not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the National Sports Partnership or the National Advertising Partnership.

           4.1.8  Compliance with Applicable Laws and Material Contracts.  Each
                  ------------------------------------------------------
    of Fox/Liberty, its Affiliates and Fox Sports Net is in conformity in all material respects with all applicable governmental or judicial laws, ordinances, regulations, rules and orders except where the failure to be in such conformity would not have a material adverse effect upon the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership or upon the assets, liabilities or busi nesses of the Partnership and the Contributed Businesses, taken as a whole, Fox Sports Net, the Fox/Liberty National Contribution, the National Sports Partnership or the National Advertising Partnership. Each of Fox/Liberty and its Affiliates and Fox Sports Net has all requisite authority and other power and all governmental or judicial permits, certificates, licenses, approvals and other authorizations required to carry on and conduct its businesses and to own, lease, use and operate its properties at the places and in the manner in which its businesses are now conducted except where the failure to have such authority, power, licenses, approvals and authorizations does not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution, or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership. Except as set forth in Schedule 4.1.8 hereto none of Fox/Liberty, its Affiliates and Fox Sports Net is bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality which would prevent Fox Sports Net, any of the Contributed Businesses, the National Sports Partnership or Fox/Liberty Advertising from conducting its business in substantially the same manner as such business has heretofore been conducted, or from operating and leasing its material assets, properties, structures and facilities and/or its buildings and improvements substantially as heretofore operated and leased, except for such orders, injunctions or decrees which do not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership. Any and all reports and forms required to be filed with any Governmental Entity by Fox/Liberty and its Affiliates or Fox Sports Net have been duly filed, except for such reports and forms, the failure of which to be filed will not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution or on the Partnership and the Contributed Businesses, taken as a whole, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership.

          Schedule 4.1.8 lists each contract to which Fox/Liberty or any of its Affiliates, Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned), or Fox Sports Net, is a party and which (a) currently obligates Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Sports Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) to pay an amount in excess of $1 million in the aggregate over a 12 month period or (b) limits or restricts the right of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Sports Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) to compete in any geographical area in any material manner (each of which shall be deemed to be a "Fox/Liberty Material Contract"). Each Fox/Liberty Material Contract is a valid and binding agreement; each of Fox/Liberty, Fox Sports Net or Fox/Liberty Advertising has duly performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued; and except as set forth on Schedule 4.1.8 no material breach or default or event that would (with the passage of time, notice or both) constitute a material breach or default thereunder by Fox/Liberty, Fox Sports Net, Fox/Liberty Advertising or, to the best knowledge of Fox/Liberty, any other party or obligor with respect thereto, has occurred or as a result of the execution of this Agreement or consummation of the transactions contemplated hereby will occur. The transactions contemplated by this Agreement and the Transaction Documents will not terminate or give any Person the right to terminate any of the Fox/Liberty Material Contracts.

           4.1.9  Taxes and Reports.  Fox/Liberty, (insofar as the assets and
                  -----------------
    businesses included in the Fox/Liberty National Contribution are concerned) Fox Sports Net and Fox/Liberty Advertising have filed in a proper and timely (including permitted extensions) manner all Federal tax returns and all state and local tax returns which are required to be filed by it or on its behalf and has paid all taxes, interest, penalties, assessments and deficiencies attributable to it which have become due. Except as disclosed in Schedule 4.1.9 hereto, there are no pending, or to the best knowledge of Fox/Liberty, threatened, investigations, audits, deficiencies or assessments attributable to or relating to the assessment or collection of taxes of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising. To the best knowledge of Fox/Liberty, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal, state or local tax return of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National

    Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising for any period. Except as set forth on Schedule 4.1.9, none of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising is a party to any action or proceeding by any Governmental Entity for the assessment or collection of taxes which have been asserted against it. Fox/Liberty, (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net and Fox/Liberty Advertising has each properly and timely (including permitted extensions) filed all other reports and returns required by any Governmental Entity where the failure to have filed any such report or return could adversely affect the ability of the Partnership, any Contributed Business, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership to conduct its business in the usual and ordinary course.

           4.1.10  Benefit Plans.  All "employee benefit plans", within the
                   -------------
    meaning of Section 3(3) of ERISA, covering employees or former employees of Fox/Liberty (insofar as the assets and businesses included in the

    Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising (the "Fox/Liberty Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Fox/Liberty Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA ("Fox/Liberty Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service.

          No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Fox/Liberty or Fox/Liberty Advertising with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or the single-employer plan of any entity which is considered one employer with Fox Sports Net or Fox/Liberty Advertising under Section 4001 of ERISA (a "Fox Sports Net ERISA Affiliate"). Neither Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Sports Contribution are concerned), Fox Sports Net nor Fox/Liberty Advertising has incurred and neither expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Fox Sports Net ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Fox/Liberty Pension Plan.

          No Fox/Liberty Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
    Section 302 of ERISA.

          Under each Fox/Liberty Pension Plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Fox/Liberty Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Fox/Liberty Plan, and there has been no material adverse change in the financial condition of such Fox/Liberty Plan since the last day of the most recent year.

           4.1.11  Absence of Insolvency Proceedings. As of the date hereof
                   ---------------------------------
    there is no bankruptcy, reorganization or insolvency proceeding of any character, voluntary or involuntary, relating to Fox/Liberty, any of its Affiliates, Fox Sports Net or Fox/Liberty Advertising or, to the best knowledge of Fox/Liberty, affecting any partner in Fox Sports Net which is pending or, to the best knowledge of Fox/Liberty, threatened. None of Fox/Liberty, any of its Affiliates, Fox Sports Net or Fox/Liberty Advertising has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of a bankruptcy, reorganization or insolvency proceeding.

           4.1.12 [Reserved]

           4.1.13  Litigation.  Except as set forth in Schedule 4.1.13, there is
                   ----------
    no action, suit, litigation, proceeding or investigation by or before any Govern mental Entity pending or, to the best knowledge of Fox/Liberty, threatened, against or relating to Fox/Liberty, any of its Affiliates or Fox Sports Net, which, in each case, is reasonably likely to have a material adverse effect on the Fox/Liberty National Contribution or on the financial condition of Fox

    Sports Net or the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or which in any manner challenges or seeks injunctive or other non-monetary relief or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby or by any of the Transaction Documents.

           4.1.14  No Material Adverse Change  Except as provided in Schedule
                   --------------------------
    4.1.14, there has been no material adverse change in the business or financial condition of Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) since January 1, 1997 and on or prior to the date of this Agreement.

           4.1.15  Purchase for Own Account, Etc. Fox/Liberty acknowledges that
                   ------------------------------
    the Fox/Liberty Interests acquired pursuant to this Agreement are being acquired without registration under the Securities Act or under similar provisions of state law and represents and warrants to Rainbow, the Partnership, the National Sports Partnership and the National Advertising Partnership that they are acquiring the Fox/Liberty Interests for their own account, for investment and with no view to the distribution thereof, and agree not to transfer or attempt to transfer any of the Fox/Liberty Interests in the absence of registration under the Securities Act and any applicable state securities laws or an available exemption from such registration.

      4.2       Survival of Representations and Warranties. The representations
                ------------------------------------------
of Fox/Liberty set forth in this Agreement shall not survive the Closing for a period of six months except that the representatives and warranties in the first sentence of Section 4.1.5 shall survive indefinitely; the representations and warranties in Section 4.1.9 shall survive until the expiration of the relevant statute of limitations; and the representations and warranties in Section 4.1.6 shall survive until one year after the date of this Agreement. The certifications required by Section 7.2.2 shall not survive the Closing except to the extent such certifications relate to representations and warranties that expressly survive the Closing pursuant to the first sentence of this Section 4.2 and as to such certifications, shall survive the Closing for so long as the related representation and warranty survives the Closing. Each representation and warranty made in this Article 4 is made on the assumption that there are no facts or circumstances particularly applicable to Rainbow or any of its Affiliates that is not an Affiliate of Fox/Liberty and that no action (other than actions contemplated by this Agreement) has been taken by Rainbow or its Affiliates that is not an Affiliate of Fox/Liberty that would make such representation or warranty untrue.

      5.  Agreements of the Parties.
          -------------------------

      5.1  Access to Information.  (a) Subject to any confidentiality
           ---------------------
obligations in existence on the date of this Agreement, prior to the Closing, Fox/Liberty may make such reasonable investigation of the Contributed Businesses (other than MSG) and the Rainbow Advertising Assets as Fox/Liberty may reasonably request. Rainbow shall cause the Contributed Businesses (other than MSG) and Rainbow Advertising to give to Fox/Liberty and their counsel, financial advisors, accountants and other representatives reasonable access, on reasonable notice during normal business hours throughout the period prior to the Closing to the offices, property, books, agreements, records and files of the Contributed Businesses (other than MSG) and of Rainbow Advertising (insofar as they relate to the Rainbow Advertising Assets), to their key management personnel and agents and to all documents and copies of documents and information concerning the businesses that are the subject of this Agreement as Fox/Liberty may reasonably request.

Rainbow will cause the Contributed Businesses (other than MSG) and Rainbow Advertising to instruct their respective employees, counsel, financial advisors and accountants to cooperate with Fox/Liberty in their investigation of the Contributed Businesses (other than MSG) and the Rainbow Advertising Assets. Fox/Liberty shall hold, and cause its representatives to hold, all information and documents received pursuant to this Section 5.1(a) confidential and, if the transactions contemplated by this Agreement are not consummated for any reason, shall return to the Contributed Businesses all such information and documents and any copies as soon as practicable.

     (b) Subject to any confidentiality obligations in existence on the date of this Agreement, prior to the Closing, Rainbow may make such reasonable investigation of the assets and businesses included in the Fox/Liberty National Contribution, Fox Sports Net and the Fox/Liberty Advertising Assets as Rainbow may reasonably request. Fox/Liberty shall, and shall cause Fox Sports Net, Fox Sports Americas and Fox/Liberty Advertising to give Rainbow and its counsel, financial advisors, accountants and other representatives reasonable access, on reasonable notice during normal business hours throughout the period prior to the Closing to the offices, property, books, agreements, records and files of Fox/Liberty, Fox Sports Net, Fox Sports Americas and of Fox/Liberty Advertising (insofar as they relate to the Fox/Liberty Advertising Assets), to its key management personnel and agents and to all documents and copies of documents and information concerning their businesses that are the subject of this Agreement as Rainbow may reasonably request. Fox/Liberty will, and will cause Fox Sports Net, Fox Sports Americas and Fox/Liberty Advertising to instruct their employees, counsel, financial advisors and accountants to cooperate with Rainbow in its investigation of the assets and businesses included in the Fox/Liberty National Contribution, Fox Sports Net and the Fox/Liberty Advertising Assets. Rainbow shall hold, and cause its representatives to hold, all information and documents received pursuant to this
Section 5.1(b) confidential and, if the transactions contemplated by this Agreement are not consummated for any reason, shall return to Fox/Liberty all such information and documents and any copies as soon as practicable.

      5.2  Conduct of Business Pending the Closing. From and after the date
           ---------------------------------------
hereof, until the Closing, Rainbow shall cause the Contributed Businesses, PSA Partnership and Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) to operate, and Fox/Liberty shall cause Fox Sports Net, Fox Sports Americas and Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) to operate their respective businesses, and Fox/Liberty will operate its business (to the extent included in the Fox/Liberty National Contribution), in the ordinary course in a manner consistent with past practice. None of the Contributed Businesses, PSA Partnership, Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) or Fox/Liberty (insofar as the assets included in the Fox/Liberty National Contribution on concerned), Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) may take any action set forth in Sections 4.9(iii), (iv), (v), (vii) and (viii) of the form of Partnership Agreement of the Partnership (as if such entity were the Partnership). Nothing in this Section 5.2 shall (i) limit any action or require any action which is inconsistent with the terms of any partnership agreement, limited liability company agreement (or similar document) relating to a Contributed Business that includes one or more outside partners or investors (other than Affiliates of Rainbow and Fox/Liberty) or is inconsistent with the fiduciary or other obligations of any partner therein (ii) restrict any Contributed Business, PSA Partnership, Rainbow Advertising, Fox Sports

Net or Fox/Liberty Advertising from distributing to its partners, members, or stockholders at any time, or from time to time, prior to the Closing cash on a basis generally consistent with past practice (although the timing of such distributions may vary from past practice), and a party to this Agreement will not be in breach of this Section 5.2 if acting or failing to act in reliance on clauses (i) or (ii). Rainbow will not permit the Contributed Businesses to incur additional indebtedness for borrowed money unless (i) as a result, the aggregate indebtedness for borrowed money of the Contributed Businesses outstanding on the Closing Date would not exceed $925 million plus any debt the incurrence of which is agreed to by Fox/Liberty and (ii) the proceeds from the incurrence of such indebtedness are used for repayment of debt or other business purposes but not distribution to the partners.

      5.3  Other Action.  Each of the parties hereto shall use its reasonable
           ------------
best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the transactions contemplated by this Agreement.

      5.4  Advertising Assets Schedules.  Within 10 days following the date of
           ----------------------------
this Agreement, Rainbow will deliver to Fox/Liberty Schedule 1.2 listing the Rainbow Advertising

Assets and any related Advertising Accepted Liabilities. Fox/Liberty may reasonably object within five days to any assets or liabilities included or excluded from such schedule and such schedule shall be amended to accommodate any such reasonable objections. Within 10 days following the date of this Agreement, Fox/Liberty will deliver to Rainbow Schedule 1.3 listing the Fox/Liberty Advertising Assets and any related Advertising Accepted Liabilities. Rainbow may reasonably object within five days to any assets or liabilities included or excluded from such schedules and such schedules shall be amended to accommodate any such reasonable objection.

      5.5       Fox Sports Net Asset Schedule.  Within ten days after the date
                -----------------------------
of this Agreement Fox/Liberty will deliver to Rainbow Schedule 1.8B. Rainbow may reasonably object within five days to any assets included or excluded from such schedule and such schedule shall be amended to accommodate any such reasonable objections.

      5.6       Fox Sports Americas.  Fox/Liberty will make available to Rainbow
                -------------------
all relevant information concerning the business and operations of Fox Sports Americas - U.S. L.P., a Delaware limited partnership ("Fox Sports Americas"), within 10 days following the date of this Agreement and Rainbow shall have 30 days in which to decide whether the assets of Fox Sports Americas, or all of the LLC membership interests in Fox Sports Americas, should be included in the Fox/Liberty National Contribution. Rainbow shall furnish Fox/Liberty written notice of its election. The contribution will be structured in the most tax efficient manner.

      5.7       HSR Filings.  If a filing under the HSR Act is required,
                -----------
promptly after the execution of this Agreement, Rainbow and its Affiliate and Fox/Liberty and their Affiliates will use their reasonable best efforts to complete, execute and file all notifications and reports required to be filed under the HSR Act, and will use their reasonable best efforts to provide all information requested by any Governmental Entity from time to time in connection with such notifications and filings.

      5.8       Advertising Budget and Business Plan. The Budget and Business
                ------------------------------------
Plan which is Annex B to the National Advertising Partnership Agreement shall be delivered in draft form by Fox/Liberty to Rainbow within 10 business days following the delivery of Schedules 1.2 and 1.3 as provided in Section 5.4 and Rainbow shall have 10 days to review and comment on such draft Budget and Business Plan and the parties shall work together to develop a final version of such Business Plan which is mutually agreeable to both parties. Only the mutually agreed version shall constitute the Budget and Business Plan for purposes of the National Advertising Partnership Agreement.

      5.9       Allocation Policies and Approved Agreements. The Allocation
                -------------------------------------------
Policies for Indirect Expenses which are Annexes D to the National Sports Partnership Agreement and the National Advertising Agreement and the Approved Agreements schedules which are Annexes A to the National Sports Partnership Agreement and the National Advertising Agreement, shall be delivered in draft form by Fox/Liberty to Rainbow within 10 business days following the date of this Agreement and the parties hereto shall work in good faith to mutually agree upon the final form of such annexes. Only the mutually agreed versions shall constitute the Allocation Policies and Approved Agreements schedules for purposes of the National Advertising Partnership Agreement and the National Sports Partnership Agreement.

      6. Conditions Precedent; Covenant as to Transaction Documents.
         ----------------------------------------------------------

      6.1  Conditions Precedent To Both Parties' Obligations.  The performance
           -------------------------------------------------
of the obligations of both of the parties hereto at the Closing is subject to the conditions that, prior to or simultaneously with the Closing:

         (i) the Partnership Agreement relating to the Partnership substantially in the form of Annex A shall have been executed and delivered by the parties thereto.

         (ii) the National Sports Partnership Agreement in substantially the form of Annex B shall have been executed and delivered by the parties hereto.

         (iii) the National Advertising Partnership Agreement in substantially the form of Annex C shall have been executed and delivered by the parties thereto.

         (iv) the Partnership and Fox shall have executed and delivered a Trademark/Tradename License Agreement relating to the use of the name "Fox" that is in form and substance mutually agreeable to the parties hereto.

         (v) each of the Regionals in which Rainbow or Fox/Liberty has an interest (other than an Unrestricted Regional) and Fox shall have executed and delivered a Trademark/Tradename Sublicense Agreement relating to the use of the name "Fox" that is in form and substance mutually agreeable to the parties hereto.

         (vi) the parties hereto or their appropriate Affiliates shall have delivered or caused to be delivered, the amendments to the partnership agreements of Chicago Partnership, Pacific Partnership, PSA Partnership and Prism Partnership in substantially the forms of Annexes E-1 through E-4.

         (vii) the National Sports Affiliation Agreements referred to in Annex F shall have been executed and delivered.

         (viii) the Regional Affiliation Agreements referred to in Annex G shall have been executed and delivered.

         (ix) the Reimbursement and Guarantee Agreement set forth as Annex H shall have been executed and delivered.

         (x) the Advertising Representation Agreements referred to in Annex I shall have been executed and delivered.

         (xi) the Options Reimbursement Agreement in substantially the form of Annex J shall have been executed and delivered by the parties thereto.

         (xi) the Transaction Documents (in addition to those listed above) shall have been executed and delivered by the parties thereto and such parties shall have performed all obligations required to be performed by this Agreement and under the Transaction Documents as of the Closing.

         (xii) the parties hereto shall have received all required regulatory and other third party consents, including approvals of the National Hockey League and the National Basketball Association, and any required waiting periods under the HSR Act shall have terminated.

        (xiii) There shall not be pending or threatened by any Governmental Entity any action, suit or proceeding (or by any other person any action, suit or proceeding which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit consummation of the transactions contemplated to occur at the Closing or seeking to obtain in connection with such transactions any damages that are material in relation to the size of all the transactions to occur at the Closing.

         (xiv) the representations and warranties made by the other party hereto shall be true and correct in all material respects at and as of the Closing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and such party shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by such party.

      6.2  Obligation to Execute Transaction Documents. Upon the satisfaction of
           -------------------------------------------
all applicable conditions, each party hereto will execute and deliver the Transaction Documents to which it is to be a party and each party will cause each of its Affiliates that is to be a party to a Transaction Document to execute and deliver each such Transaction Document.

      6.3  Frustration of Closing Conditions.  Neither Rainbow nor Fox/Liberty
           ---------------------------------
may rely on the failure of any condition set forth in Article 6 or 7 to be satisfied if such failure was caused by its or its Affiliate's failure to act in good faith or to cooperate and use all reasonable efforts to cause the applicable Closing to occur as required by Section 5.3.

 7.  Documents to Be Delivered at the Closing.
     ----------------------------------------
      7.1  By Rainbow.
           ----------
     7.1.1  To Fox/Liberty   At Closing, Rainbow shall deliver, or shall cause
            --------------
     to be delivered, to Fox/Liberty:

     (a)  Certificate.  A certificate executed by an executive officer of
          -----------
     Rainbow stating that the representations and warranties made by Rainbow in this Agreement are true and correct in all material respects at and as of the Closing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and that all of the covenants and other obligations required by this Agreement and the Transaction Documents to be performed by Rainbow and its Affiliates on or prior to the Closing have been performed in all material respects.

     (b)  Other Documents.  Such other instruments, documents, certificates and
          ---------------
     opinions as may be reasonably requested by Fox/Liberty to confirm the satisfaction of the Closing conditions and to consummate this Agreement and the transactions contemplated hereby.

     7.1.2  To the Partnership.  At the Closing, Rainbow shall deliver to the
            ------------------
     Partnership valid and effective instruments of transfer conveying to the Partnership title to each of the Transferred Entity Interests.

     7.1.3  To the National Sports Partnership. At the Closing Rainbow shall
            ----------------------------------
     deliver to the National Sports Partnership valid and effective instruments of transfer conveying to the National Sports Partnership (i) all of the membership interests in American Sports LLC, (ii) a 50% general partnership interest in PSA Partnership and (iii) all of the outstanding capital stock of SportsChannel Ventures, Inc.

     7.1.4  To the National Advertising Partnership.  At the Closing Rainbow
            ---------------------------------------
     shall cause to be delivered to the National Advertising Partnership valid and effective instruments of transfer conveying to the National Advertising Partnership title to each of the Rainbow Advertising Assets.

      7.2  By Fox/Liberty.
           --------------

     7.2.1  To Rainbow.  At the Closing Fox/Liberty shall deliver to Rainbow:
            ----------

     (a)  Certificates.  Certificates executed by executive officers of
          ------------
     Fox/Liberty stating that the representations and warranties made by Fox/Liberty in this Agreement are true and correct in all material respects at and as of the Closing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and that all of the covenants and obligations required by this Agreement to be performed by Fox/Liberty at or prior to the Closing have been performed in all material respects.

     (b)  Other Documents.  Such other instruments, documents, certificates and
          ---------------
     opinions as may be reasonably requested by Rainbow to confirm the satisfaction of the Closing conditions or to consummate this Agreement and the transactions contemplated hereby.

     7.2.2  To the Partnership.  At the Closing, Fox/Liberty shall deliver to
            ------------------
     the Partnership an official bank check or checks or wire transfer payable in immediately available funds to the Partnership in the amount of $850,000,000.

     7.2.3  To the National Sports Partnership. At the Closing, Fox/Liberty
            ----------------------------------
     shall cause to be delivered to the National Sports Partnership valid and effective instruments of transfer conveying to the National Sports Partnership (i) a 50% general partnership interest in PSA Partnership, (ii) title to all of the Transferred Assets, and (iii) if elected by Rainbow pursuant to Section 5.6, all of the partnership interests in Fox Sports Americas.

     7.2.4  To the National Advertising Partnership.  At the Closing,
            ---------------------------------------
     Fox/Liberty shall cause to be delivered to the National Advertising Partnership title to each of the Fox/Liberty Advertising Assets.

      8.  Actions to Be Taken and Agreements to Be Performed After the Closing.
          ---------------------------------------------------------------------

      8.1  Further Documentation.  As promptly as practicable after the Closing,
           ---------------------
Rainbow and Fox/Liberty shall cooperate to prepare and cause to be filed and/or published in accordance with partnership law and other applicable laws, all such certificates, notices and other instruments as may be necessary or appropriate to reflect the changed interests in each of the Contributed Businesses and PSA Partnership resulting from the transactions contemplated hereby. From time to time each party shall execute and deliver, and cause its Affiliates to execute and deliver, such additional instruments of conveyance and transfer and shall, and shall cause its Affiliates, to fully cooperate and take such other actions as may be reasonably necessary to effect the transfers to the Partnership, the National Sports Partnership and the National Advertising Partnership contemplated hereby.

      8.2  Actions to Protect the National Sports Service.  (a)  Except as
           ----------------------------------------------
provided in Section 8.6, each of Rainbow and Fox/Liberty on behalf of itself and each of its Affiliates, agrees that from and after the Closing neither it nor any of its Affiliates (other than any Unrestricted Regional as provided in Section 8.7) will, directly or indirectly, bid for or acquire Pay Television programming rights to transmit professional sports events (other than the right to air brief highlights of such events) of professional sports teams whose "home" arena or stadium is located in a Covered Region ("Programming Rights"), or own any interest including, without limitation, an equity or profits interest in any other Person (but excluding any interest as a creditor of such Person under any loan or other agreement on an arm's-length basis)(a "Covered Interest"), that owns or bids for or acquires Programming Rights (including through ownership of an interest in a professional sports team).
     (b) The provisions of this Section 8.2 shall apply from and after the Closing and until the 731st day after the Restriction Date as to the National Sports Partnership.

      8.3  Development of New Regional Sports Interests. In the event that
           --------------------------------------------
Rainbow or any of its Affiliates or

Fox/Liberty or any of its Affiliates (other than an Unrestricted Regional as provided in Section 8.7) (a "New Development Party"), proposes to negotiate or bid for an interest in Programming Rights relating to, or a Covered Interest of an entity owning or bidding for Programming Rights relating to, all or any part of the New Development Region (a "New Development Interest") at any time, such New Development Party shall provide Rainbow or Fox/Liberty, as the case may be (the "Offeree"), with written notice of its intention to enter into such negotiations or bidding process.
     (b) Upon the acquisition of a New Development Interest, the New Development Party shall provide the Offeree with written notice of such acquisition. The Offeree shall have an option exercisable by notice to the New Development Party (the "Option Exercise Notice") within 90 days after it is given notice of the acquisition (the "Option Period") to acquire a 50% interest in the New Development Entity, as defined below (an "Option"), on the same terms and conditions as those on which the New Development Party acquired its interest in the New Development Entity. The purchase price for the interests to be purchased pursuant to the Option shall be an amount equal to the product of 50% of the total capital contributions

(less distributions) made by any New Development Party in (or from) the New Development Entity prior to the purchase of such interests by the Offeree. The New Development Party shall take no actions that are designed to have the Option contain terms or conditions which it knows the Offeree cannot accept. The Offeree may exercise such Option by providing such New Development Party with the Option Exercise Notice. If there is a party in the New Development Entity other than the New Development Party that is not an Affiliate of the New Development Party (a "Third Party"), the legal entity through which the New Development Interest will be owned and exploited (the "New Development Entity") will be as agreed between the New Development Party and such Third Party, with the Offeree having the right to participate therein on the same terms as the New Development Party. If there is no Third Party at the commencement of the Option Period, and if the Offeree exercises such Option, the New Development Entity shall be a partnership or limited liability company, organized under the laws of the State of New York or Delaware pursuant to a partnership agreement or limited liability company operating agreement substantially in the form of the Second Amended and Restated General Partnership Agreement of SportsChannel Chicago Associates, dated as of July 1, 1991, as amended through the date hereof, with the New Development Party acting as the managing general partner or manager thereof.

     If the Offeree does not exercise such Option within such Option Period, such Option will lapse. The lapse of any Option under this Section 8.3 shall not impair the Offeree's right under this Section 8.3 to receive or exercise subsequent Options which arise as a result of the subsequent acquisition by any New Development Party of any New Development Interest.

     (c) The closing of the Option (the "Option Closing") shall take place at a mutually agreed location, on the later of (i) the twentieth business day following the receipt by such New Development Party of the Option Exercise Notice or (ii) the third business day following the date of receipt of all necessary consents and approvals of Governmental Entities and the expiration of any waiting period under the Hart-Scott-Rodino Act. The purchase price for the interest in the New Development Entity will be paid to an entity designated by the New Development Entity at the Option Closing in immediately available funds. Each party's obligation to consummate an Option Closing shall be condi tioned upon (x) no action or proceeding having been insti tuted and remaining in effect at the time such consummation would otherwise have occurred against the New Development

Entity or any of the owners of or investors in the New Development Entity or their parent entities, partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, the formation of such New Development Entity or the acqui sition by it of the New Development Interest and which in the good faith opinion of such party would make it inadvis able to consummate such transactions; and (y) any waiting period imposed by any statute or regulation of a Govern mental Agency which must expire, or any approval or consent of any Governmental Agency which must be obtained, prior to consummation of the formation of such New Development Entity shall not have expired or been obtained within 270 days following the receipt by such New Development Party of the Option Exercise Notice despite the reasonable best efforts of the parties responsible therefor (each of the events described in this sentence is referred to as a "Prohibitory Action"). If it is determined that filings under the HSR Act are required in connection with the exercise of an Option, the parties will coordinate and cooperate with one another in exchanging such information and assistance as the others may reasonably request, and in responding to any subsequent inquiries that may be made.

     (d) Except as provided in the next sentence, each of Rainbow and Fox/Liberty covenant and agree that if it is a New Development Party it will, until the expiration of the Option Period or if an Option Exercise Notice has been given, until the Option Closing or the termination or sur render of the Option, keep the interests in any New Development Entity subject to an Option available for transfer pursuant to such Option, and free from any lien, charge, pledge or other encumbrance that would not be released upon transfer of such interest pursuant to this Section 8.3. Nothing in this Section 8.3 shall restrict a New Development Party from transferring all or a portion of its interest in any New Development Entity in one or more transactions during the Option Period and prior to the Option Closing; provided, that if a New
                                               --------
Development Party transfers any of its interest in any New Development Entity, then, as a condition to such transfer, the transferee shall agree, in a writing reasonably satisfactory to the Offeree to be bound by the provisions of this
Section 8.3.

     (e) The provisions of this Section 8.3 shall apply from and after the Closing and until the Restriction Date as to the National Sports Partnership.

      8.4  Development of New Regional Nonsports Interests.  In the event that
           -----------------------------------------------
Rainbow or any of its

Affiliates or Fox/Liberty or any of its Affiliates (other than an Unrestricted Regional as provided in Section 8.7) acquire or develop a new Pay Television network, featuring programming other than sports or sports related programming, having a particular appeal to one region or local area and closely related to any business of the Partnership and operating in a Covered Region in which the Partnership owns an interest in a Regional ("Regional Nonsports Programming") or a Covered Interest in any other Person that owns or bids for or acquires Regional Nonsports Programming (a "Regional Nonsports Interest"), such party or its Affiliate, as the case may be, shall immediately offer the Partnership the right to acquire such Regional Nonsports Programming or such Covered Interest on the same terms on which such party or its Affiliate acquired such Regional Nonsports Programming. The Partnership shall have 30 days to accept or reject such offer and an additional 60 days (or longer if required to obtain all necessary approvals and consents but in any event not more than 270 days from the date of acceptance of the offer) to consummate such purchase. The provisions of the third and fourth sentences of Section 8.4(c) shall apply to a transaction under this Section 8.4. This Section 8.4 shall apply from and after the Closing and until the Restriction Date as to the Partnership.

      8.5  Network Interests.  From and after the Closing and until the
           -----------------
Restriction Date as to the National Sports Partnership, if any of the parties hereto or any of their Affiliates starts or acquires a National Sports Service or any network distributed in the United States that is Controlled by such party or any of its Affiliates at any time is a National Sports Service, then the other party hereto or any of its Affiliates designated by such party will have an option to acquire one-half (1/2) of the interest owned by such entities at its Fair Market Value (as such term is defined in the Partnership Agreement) on the terms and conditions and in accordance with the procedures set forth in
Section 8.3 hereof.

      8.6  Excepted Transactions.  The provisions of Section 8.2, 8.3, 8.4 and
           ---------------------
8.5 shall not prohibit or restrict the following, except as provided in this
Section 8.6: (a) a party or its Affiliates from owning or acquiring a Covered Interest in any Person that directly or through one or more subsidiaries or other entities owns a professional sports franchise or the Programming Rights to the sports events of a professional sports franchise, so long as (i) such franchise or Programming Rights are not a principal business of such Person and
(ii) the professional sports franchises and Programming Rights to sports events of professional sports franchises owned by such Person (directly or through one or more subsidiaries) were owned on the date of initial acquisition of the Covered Interest therein by the party or its Affiliates and (iii) if as a result of such ownership or acquisition the party and its Affiliates Control such Person, the acquisition of the Covered Interest is treated as a New Development Interest (whether or not the Covered Interest would otherwise meet the definition of New Development Interest) and, in any event, all actions by such Person while it is Controlled by such party and its Affiliates shall be subject to Sections 8.2, 8.3, 8.4 and 8.5; or (b) a party or its Affiliates from owning or acquiring a Covered Interest in a professional sports franchise but no Programming Rights with respect to the events of that professional sports franchise may be owned by any entity in which such party or such Affiliate, or any of its Affiliates, has a direct or indirect ownership interest other than a Regional in which Fox/Liberty and Rainbow both have a direct or indirect ownership interest, or
(c) a Regional from bidding for or acquiring Programming Rights including through ownership of an interest in a sports franchise in its own Covered Region or owning or acquiring a Covered Interest in any Person that directly or through one or more subsidiaries or other entities owns Programming

Rights in that Regional's own Expanded Covered Region; or (d) prohibit or restrict any party or its Affiliates from acquiring, solely as an investment and through private and market purchases, or owning securities of any corporation which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and which are publicly traded, so long as such party and its Affiliates are not a part of any Control group of such corporation and such securities constitute (after conversion, exchange or exercise, in the case of any such securities that are convertible into, or exercisable or exchangeable for, voting securities) less than 15 percent of the outstanding voting power of that public company or prohibit or restrict such corporation from bidding for or acquiring Programming Rights; or (e) any party or its Affiliates from owning or acquiring any Covered Interest in the National Sports Partnership or any other "national" sports programming network so long as the National Sports Partnership or such successor or other network, as the case may be, is operating as a "national" sports programming network and is not acquiring Programming Rights for the sole or primary purpose of distributing such programming through Pay Television to a Covered Region; or (f) any Person (an "Acquiror") from acquiring an interest in a party or any of its Affiliates after the date of this Agreement and continuing to own such interest and conduct its existing businesses and activities and its Affiliates' conducting their existing business and activities notwithstanding that such ownership or conduct of business and activities would violate the restrictions on Affiliates contained in Sections 8.2, 8.3, 8.4 or 8.5; provided that (i) this clause (f)
                                            --------
shall not authorize any actions, ownership or activities by Rainbow Media, Fox, Inc. or Liberty Media Corporation or any entities Controlled by any of them or by their successors and (ii) this clause (f) shall not authorize an Acquiror or its Affiliates to engage in new activities or enter into, acquire or develop new businesses in violation of Sections 8.2, 8.3, 8.4 and 8.5; or (g) any Person that is a cable television operator or an Affiliate thereof from developing and distributing Regional Nonsports Programming to cable systems provided that no license fee is paid by such cable systems for such programming. Section 8.2 shall not apply to Programming Rights relating to professional sports teams that are not (i) Major League Baseball teams, (ii) National Football League teams,
(iii) National Hockey League teams, (iv) Major League Soccer teams or (v) National Basketball Association teams, in each case in a Covered Region and whose games are currently carried on a Regional other than the Regional in whose Covered Region such team has its "home" arena or stadium.

      8.7  Unrestricted Regionals, Etc.  The provisions of Sections 8.2, 8.3,
           ---------------------------
8.4 and 8.5 shall not apply to any Unrestricted Regional, however, each party
                                                          -------
agrees that it and its Affiliates will not cause an Unrestricted Regional to engage in conduct that is contrary to such sections so long as not causing the Unrestricted Regional to do so would be consistent with such party's or Affiliate's fiduciary and other obligations to the partners, stockholders or other outside equity investors in such Unrestricted Regional. Subject to Section
8.6 and subject to each party's and its Affiliate's fiduciary and other obligations, when Sections 8.2, 8.3, 8.4 and 8.5 apply to Affiliates of a party, such party shall be required to cause each such Affiliate to act in accordance with such provision and shall be fully responsible to the other party for any failure by its Affiliates to so act, whether or not such party in fact had the power to cause such Affiliate to so act.

      8.8  Employees and Employee Benefits.
           -------------------------------

     (a) Subject to the right to terminate employees for cause, the National Sports Partnership and the National Advertising Partnership, as the case may be (the "Employing Partnership"), shall, for a period of one year after the

Closing Date (the "Employment Period"), continue the employment of the employees of Rainbow Advertising, PSA Partnership and American Sports LLC (the "Transferred Employees"), in all cases at substantially the same rate of compensation (including bonuses and commissions), position and place of employment held by the Transferred Employees immediately prior to the Closing Date.

     (b) The Employing Partnership shall maintain during the Employment Period, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits (including bonuses, commissions, vacations and severance arrangements) that provide benefits to the Transferred Employees that are no less favorable than those provided by the Employing Partnership to comparable employees of the Employing Partnership.

     (c) Transferred Employees shall be given credit for all service with Rainbow Advertising, PSA Partnership, American Sports LLC and their Affiliates, in each case under all employee benefit plans, programs and policies (including vacation and severance arrangements) and fringe benefits in which they become participants as provided in Section 8.8(b) for purposes of eligibility, vesting and benefit accrual and no Transferred Employee will be subjected to any waiting periods or limitations on benefits for pre-existing conditions. Each Transferred Employee will be credited with the amount of vacation time accrued by such Transferred Employee through 12:01 a.m. on the Closing Date.

     (d) Subject to applicable law, during the Employment Period, the Employing Partnership shall only have the right to terminate the employment of any Transferred Employee if such termination is for cause.

      8.9  "Fox" Branding; Trademarks.  Rainbow and Fox/Liberty agree that from
           --------------------------
and after the Closing they shall cooperate to cause all Regionals in which they have an interest (other than MSG and SportsChannel New York and any Unrestricted Regional) to operate under the name "Fox Sports [insert region]" not later than a reasonable period of time after each Regional begins carrying the national programming service of the National Sports Partnership. Fox shall license each such Regional to use the "Fox" name under a Trademark/Tradename License Agreement that is in form and substance mutually agreeable to the parties hereto.

      8.10  Use of Investment Proceeds.  The net proceeds to the Partnership
            --------------------------
from the Fox/Liberty Partnership Contribution shall be used as described in a letter from Fox/Liberty to Rainbow dated the date hereof.

      8.11  Right of First Refusal.  If any party hereto or any of its
            ----------------------
Affiliates shall wish to transfer, directly or indirectly, any interest in any Regional (other than a Regional in which the Partnership has an interest), the party (or its Affiliates, as the case may be (the "Seller") shall first consult with the other party to this Agreement to determine whether it is possible to reach agreement on selling that interest to such party or its Affiliates but with no obligation on the part of either entity to reach such agreement.

      9.  Indemnification.
          ---------------

     (a) Indemnification by Rainbow.  Rainbow will indemnify Fox/Liberty and its
         --------------------------
officers, directors and Affiliates (the "Fox/Liberty Indemnified Parties" and, together with the Rainbow Indemnified Parties, as hereinafter defined, the "Indemnified Parties") against any loss or damage suffered by any of them as a result of (i) a breach of any representation and warranty of Rainbow hereunder of which no Fox/Liberty Indemnified Party has knowledge of as of Closing, (ii) any Excluded Liability of American Sports LLC or SportsChannel Ventures, Inc. and (iii) any taxes imposed with respect to any taxable period ending on or before the Closing pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of any state or local law imposing several liability upon the members of a consolidated, combined, affiliated or unitary group) on the National Sports Partnership or Liberty/Fox as a result of SportsChannel Ventures, or any other corporation which is part of a Contributed Business, having joined with Cablevision Systems Corporation (or its Affiliates) in the filing of a consolidated, combined or unitary tax return during any taxable period ending on or prior to the Closing. (each such loss or liability being hereinafter referred to as an "Fox/Liberty Indemnified Liability"). Rainbow's obligation to indemnify the Fox/Liberty Indemnified Parties as provided in this Section 9 shall be subject to the following limitations: (I) Rainbow shall not, in any case, be obligated to indemnify against any loss or damage from Fox/Liberty Indemnified Liabilities to the extent the amount thereof, excluding any claims under, or for breach of, Section 11, does not exceed in the aggregate $10,000,000 (the "Basket") and shall only be liable for amounts in excess of the Basket; (II) the claims under this Section 9(a) shall not, in any event, exceed $510 million (the "Liability Limit"); (III) Fox/Liberty must assert any claim for indemnification against Rainbow within six months following the Closing except that if such claim is in respect of a breach of any representation or warranty, such claim may be asserted until the date on which such representation and warranty ceases to survive as provided in

Section 3.2; and (IV) the Fox/Liberty Indemnified Liabilities shall not include any loss or damage that any Fox/Liberty Indemnified Party would have suffered had this Agreement not been executed and delivered, including as a direct or indirect partner in any Contributed Business. Subject to the immediately preceding sentence, loss or damage suffered by Fox/Liberty with respect to any loss in a Contributed Business shall be equal to, without limitation, the incremental indirect interest in any Fox/Liberty Indemnified Loss obtained as a result of the incremental ownership interest acquired hereunder by Fox/Liberty, but shall not include any diminution in the value of any asset other than as a result of the assertion of a Fox/Liberty Indemnified Liability that directly reduces the value of an asset by offset or otherwise.

     (b) Indemnification by Fox/Liberty.  Fox/Liberty will indemnify Rainbow and
         ------------------------------
its officers, directors and Affiliates (the "Rainbow Indemnified Parties" and together with the Fox/Liberty Indemnified Parties, the "Indemnified Parties") against any loss or damage suffered by any of them as a result of (i) a breach of any representation and warranty of Fox/Liberty hereunder of which no Indemnified Party has knowledge of as of Closing and (ii) any Excluded Liability of or relating to Fox Sports Americas or Fox

Sports Net (each such loss or liability being hereinafter referred to as a " Rainbow Indemnified Liability"). The obligation of Fox/Liberty to indemnify the Rainbow Indemnified Parties as provided in this Section 9 shall be subject to the following limitations: (I) Fox/Liberty shall not, in any case, be obligated to indemnify against any loss or damage from Rainbow Indemnified Liabilities to the extent the amount thereof does not exceed in the aggregate $1,000,000 (the "Fox/Liberty Basket" and, together with the Rainbow Basket, the "Basket") and shall only be liable for amounts in excess of the Fox/Liberty Basket; (II) the claims under this Section 9(b) shall not, in any event, exceed $50 million (the "Fox/Liberty Liability Limit" and, together with the Rainbow Liability Limit, the "Liability Limit"); (III) Rainbow must assert any claim for indemnification against Fox/Liberty within six months following the Closing except that if such claim is in respect of a breach of any representation or warranty, such claim may be asserted until the date or which such representation and warranty ceases to survive as provided in Section 4.2; and (IV) the Rainbow Indemnified Liabilities shall not include any loss or damage that any Rainbow Indemnified Party would have suffered had this Agreement not been executed and delivered.

     (c)  Indemnification Procedures.  The Indemnified Party shall notify the
          --------------------------
party such claim is being made against (the "Indemnifying Party") in writing within 45 days after the Indemnified Party actually becomes aware of any event, or discovers any facts, which in its opinion entitle or may entitle it to indemnification hereunder from the Indemnifying Party. The Indemnified Party's failure to do so shall not (except as stated in the above section) pre clude it from seeking indemnification hereunder except to the extent such failure materially prejudices the Indemnifying Party's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, the defense of such claims shall be managed as follows: (i) for claims against the Indemnified Party falling wholly within the Basket and as to which the Indem nified Party will not seek indemnity, in whole or in part, the Indemnified Party may, if it chooses, defend such claim by counsel of its own choosing reasonably satisfactory to the Indemnifying Party and the Indemnifying Party shall cooperate with the Indemnified Party in the defense of such claim and the Indemnifying Party may at its own expense participate in the defense of such claim by counsel of its own choosing; (ii) for all other claims, the Indemnifying Party shall promptly defend such claim by counsel of its own choosing reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such claim and the Indemnified Party may participate at its own expense in the defense of such claim by counsel of its own choosing; provided, however, that with regard
                                           --------  -------
to claims seeking a remedy other than monetary damages, or if the Indemnified Party has defenses available to it that are not available to the Indemnifying Party, the Indemnified Party may, without waiving any rights, participate in the defense of such claim and any such participation shall be at the Indemnified Party's expense. The Indemnified Party shall be entitled to direct or control the defense of such claim under clause (ii) above if the Indemnified Party waives all right to indemnification it may have in respect of such claim under this Section 9. Unless the Indemnified Party has assumed the defense of a claim as provided in the preceding sentence, the Indemnified Party shall concur in the settlement of any matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement).

     If the Indemnifying Party fails to defend the Indemnified Party within a reasonable time after it is given notice of a third-party claim, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party with counsel of the Indemnified Party's choosing. If the Indemnified Party has undertaken the defense of a claim pursuant to the preceding sentence, the Indemnifying Party may assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof as provided in and subject to the provisions of the immediately preceding paragraph.

     Any payment under this Section 9 shall be treated by the parties hereto and thereto as an adjustment to the contributed capital for the Partnership Interest.
      10.  Termination.
           -----------

      10.1  Termination Rights.  This Agreement may be terminated and the
            ------------------
transactions contemplated herein may be abandoned, (a) by mutual consent of the parties hereto, or (b) by any party by notice to the other party if the Closing Date shall not have occurred on or before March 31, 1998.

      10.2  No Liabilities in Event of Termination.  In the event of any
            --------------------------------------
termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except that termination shall not preclude any party from bringing an action against another party for breach of any covenant or agreement contained herein that occurs prior to termination, including for breach of any of the confidentiality obligations herein.

      11.  Brokerage.  Each of Fox/Liberty and Rainbow represents to and agrees
           ---------
with each other that it has not retained any broker or finder in the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby, other than the retention of Bear, Stearns & Co. Inc. by Rainbow (whose fees and expenses shall be paid by the Partnership at the Closing). Each of Fox/Liberty and Rainbow shall indemnify and save harmless the other from and against any and all claims, liabilities or obligations (including legal fees) with respect to brokerage or finders' fees or commissions in connection with this transaction asserted by any Person on the basis of any communication alleged to have occurred between or on behalf of such party and such Person, other than with respect to Bear, Stearns & Co. Inc.

      12.  Non-Recourse.  Notwithstanding anything con tained in this Agreement
           ------------
to the contrary, it is expressly understood and agreed by the parties hereto that no repre-sentation, undertaking or agreement made in this Agreement on the part of Rainbow or Fox/Liberty was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any incorporator, stockholder, director, officer, agent, or partner (past, present or future), of Rainbow or Fox/Liberty, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such incorporator, stockholder, director, officer, agent, or partner, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released.

      13.  Expenses.  Each of the parties hereto shall bear all expenses
           --------
incurred by it in connection with this Agreement and the consummation of the transactions contem plated hereby and the preparation therefor. Without limiting the foregoing, no expenses incurred by any party hereto shall be borne directly or indirectly by the Partnership, any Contributed Business, the National Sports Partnership, PSA Partnership or Fox Sports Net, except as provided in Section 11. Any real property transfer taxes shall be borne by the transferee of the assets or interests giving rise to such tax.

      14.  Assignment and Binding Effect.  Except as otherwise provided herein,
           -----------------------------
this Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; provided, that the rights and obligations
                                     --------
of a party (the "Transferring Party") under this Agreement (including without limitation the provisions of Section 9) may be transferred to the transferee in connec tion with a merger with, or sale of all or substantially all the assets of such Transferring Party to an entity under direct or indirect common Control with such Transferring Party prior to the Closing as a part of a reorganization or restructuring involving the Transferring Party; provided, that the beneficial
                                                   --------
ownership of Rainbow or Fox/Liberty, as the case may be, in the affiliated entity after such transaction will not be less than the direct and indirect beneficial ownership of Rainbow or Fox/Liberty, as the case may be, in such Transferring Party; provided, further, that the assignee shall expressly assume
                    --------  -------
the obligations of the Transferring Party hereunder in a writing delivered to the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      15.  Construction.  This Agreement shall be governed, construed and
           ------------
enforced in accordance with the laws
of the State of New York without regard to principles of conflicts of laws.

      16.  Notices.  All notices, demands, requests and other communications
           -------
required or permitted to be given hereunder shall be given in writing and shall be deemed duly given on the date sent by facsimile transmission with machine answerback mailed by registered mail, postage pre paid and, pending the designation of another address, addressed as follows:

     If to Rainbow:
        Rainbow Media Holdings, Inc.
        150 Crossways Park West
        Woodbury, New York  11797
        Attn:  President

     cc:  Executive Vice President,
        Legal and Business Affairs
        Rainbow Program Enterprises
        150 Crossways Park West
        Woodbury, New York  11797

     cc:  Cablevision Systems Corporation
        One Media Crossways
        Woodbury, New York  11797
        Attn:  Executive Vice President
        and General Counsel

     If to Fox/Liberty:

        Fox Sports Net, LLC
        1440 South Sepulveda Blvd.
        Suite 218
        Los Angeles, CA  90025
        Attention:  Tony Ball
        Telecopy: (310) 445-4335

With copies to:

     Liberty Media Corporation
     8101 E. Prentice Avenue
     Suite 500
     Englewood, CO  80111
     Attention:  President
     Telecopy:  (303) 721-5415

and:

     Tele-Communications, Inc.
     5619 DTC Parkway
     Englewood, CO  80111
     Attention:  Legal Department
     Telecopy:  (303) 488-3245

and:

     Sherman & Howard L.L.C.
     3000 First Interstate Tower North
     633 Seventeenth Street
     Denver, Colorado  80202
     Attention:  Charles Y. Tanabe, Esq.
     Telecopy:  (303) 298-0940

and:

     The News Corporation Limited
     1211 Avenue of the Americas
     New York, New York  10036
     Attention:  Arthur M. Siskind, Esq.
         Senior Executive Vice President
         and Group General Counsel
     Telecopy:  (212) 768-2029

and:

     Fox Television
     10201 West Pico Boulevard
     Los Angeles, California  90035
     Attention:  Jay Itzkowitz, Esq.
         Senior Vice President
         Legal Affairs
     Telecopy:  (310) 369-2572
and:

     Squadron, Ellenoff, Plesent & Sheinfeld, LLP
     551 Fifth Avenue
     New York, New York  10176
     Attention:  Joel Papernik, Esq.
     Telecopy:  (212) 697-6686

      17.  Benefit.  Nothing in this Agreement, express or implied, is intended
           -------
or shall be construed to confer upon or give to any Person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof (other than pursuant to Sections 3.1.15, 4.1.15, 9 and 12 hereof), all of which shall be for the sole and exclusive benefit of the parties hereto.

      18.  Press Releases.  All press releases or other public communications of
           --------------
any sort relating to the subject matter of this Agreement and the method of the release shall be subject, except as otherwise required by law, to the prior approval of Rainbow and Fox/Liberty which approval shall not be unreasonably withheld.

      19.  Headings.  The headings of the Sections of this Agreement are
           --------
inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any Section.

      20.  Schedules.  All schedules and annexes delivered pursuant to this
           ---------
Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

      21.  Counterparts.  This Agreement may be signed in any number of
           ------------
counterparts with the same effect as if the signatures to each were to the same Agreement.

      22.  Entire Agreement.  This Agreement, including the schedules and
           ----------------
annexes hereto, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof (except with respect to the matters covered by the other Transaction Documents and except for any contemporaneous writing signed by both parties which specifically refers to this Agreement), and supersedes all prior negotiations among the parties hereto with respect to such subject matter. This Agreement can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, modification, supplement, extension, termination, discharge or change is sought.

      23.  Confidentiality.  No party to this Agreement shall, during the period
           ---------------
when any provision of this

Agreement is in effect and for a period of two years after the date of this Agreement, disclose any information (that is not publicly available or generally known other than by breach of the provisions of this Section) obtained by such party pursuant to or in connection with the negotiation, operation, delivery and performance of this Agreement to any person, except (i) with the prior written consent of the other party; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys and any stock exchange upon which its parent's securities are listed; provided, that such
                                                        --------
party shall be liable for any breach by such parent company, auditors or attorneys of any provision of this Section 23; (iv) in connection with the enforcement of such party's rights hereunder; (v) disclosures to an Affiliate of, or to a professional advisor to, such party in connection with the performance by such party of its obligations hereunder; provided, that such
                                                        --------
party shall be liable for any breach by such Affiliate or professional advisor of any provision of this Section 23; and (vi) to a prospective purchaser of such party or of all or a portion of such party's interest in one or more of the entities that are the subject of this Agree ment; provided, that such party shall be liable for any
                             --------
breach by such prospective purchaser of any provision of this Section 23.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.
                                RAINBOW MEDIA SPORTS HOLDINGS, INC.


                                By: /s/ Marc Lustgarten
                                   --------------------------------
                                        Marc Lustgarten


                                FOX SPORTS NET, LLC


                                By: /s/ Jay Itzkowitz
                                   --------------------------------
                                        Jay Itzkowitz

                                     -100-